ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                              ADMISSION AGREEMENT


             This  Admission  Agreement  is entered  into this 12th day of June,
1995, by and among Ellisburg-Leidy Northeast Hub Company, a Pennsylvania general partnership (the "Partnership"), Enerchange, L.L.C., a Delaware limited liability company ("Enerchange"), Hub Services, Inc., a Delaware corporation ("HSI"), and Leidy Hub, Inc., a New York corporation ("LHI").

                                   WITNESSETH

             WHEREAS, LHI and HSI created the Partnership pursuant to that certain Partnership Agreement dated and effective as of September 1, 1994 (the "Partnership Agreement"); and

             WHEREAS, Article XI of the Partnership Agreement provides that no transfer of a Partnership interest to any Person shall be effective until the transferring Partner and its Transferee shall have executed and delivered to all other Partners an "appropriate document" as described in Section 11.1 of the Partnership Agreement (LHI being the only such "other Partner"); and

             WHEREAS, the parties desire that HSI shall transfer its Partnership interest to Enerchange, and that this Admission Agreement shall constitute such "appropriate document"; and

             WHEREAS, contemporaneously with the execution of this Admission Agreement HSI has executed an Assignment whereby HSI transfers its Partnership interest to Enerchange;

             NOW THEREFORE, in consideration of the mutual agreements, promises, and undertakings set forth herein, the parties agree as follows:

             1. Capitalized words appearing in this Admission Agreement shall carry the definitions set forth in the Partnership Agreement unless the text of this Admission Agreement states otherwise.

             2. Upon execution of this Admission Agreement, Enerchange shall become a Partner in the Partnership, shall be treated as a party to the Partnership Agreement for all purposes, and shall be entitled to all profits, losses and cash distributions pursuant to the Partnership Agreement to which HSI would be entitled in the absence of this Admission Agreement.

             3. Enerchange hereby ratifies and adopts the entirety of the Partnership Agreement and agrees to accept all benefits granted to Partners in the Partnership and to assume all the obligations imposed on Partners in the Partnership, including, without limitation, the obligation to make all Capital Contributions required of Partners pursuant to Section 1.6 of the Partnership Agreement. The Partnership and Enerchange acknowledge that (i) Enerchange is not required to make an Initial Capital Contribution pursuant to Section 1.4 of the Partnership Agreement, (ii) Enerchange's agreement to make all other

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Capital  Contributions  required  by the  Partnership  agreement  satisfies  the requirement of Section 1.6 of the Partnership Agreement and (iii) Enerchange is not bound by the representations contained in Section 3.2 of the Partnership Agreement.

             4. Enerchange agrees to be bound by the terms of the Partnership Agreement and all the other contractual liabilities of the Partnership. HSI and Enerchange each represent and warrant to LHI and to the Partnership that the Transfer is made in accordance with all applicable laws and regulations, including, without limitation, securities laws.

             5. Except as set forth in this Admission Agreement, the original terms and conditions of the Partnership Agreement shall remain in full force and effect.

             6. The Capital Account positions of the Partners, after giving effect to this Admission Agreement, would have been as follows as of April 30, 1995:

                      LHI         $113,398.06
                      Enerchange  $133,660.06

             IN WITNESS WHEREOF, the parties have executed this Admission Agreement as of the date first above written.

                                  ELLISBURG-LEIDY NORTHEAST HUB COMPANY

                                  By LEIDY HUB, INC., general partner


                                  By:  /s/ Walter E. DeForest
                                     ------------------------------------------
                                       Walter E. DeForest
                                       President

                                  AND

                                  By HUB SERVICES, INC., general partner


                                  By:  /s/ Stephen W. Bergstrom
                                     ------------------------------------------
                                       Stephen W. Bergstrom
                                       Executive Vice President


                                  ENERCHANGE, L.L.C.


                                  By:  /s/ Stephen W. Bergstrom
                                     ------------------------------------------
                                  Title:_____________________


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                                  HUB SERVICES, INC.


                                  By:  /s/ Stephen W. Bergstrom
                                     ------------------------------------------
                                       Stephen W. Bergstrom
                                       Executive Vice President


                                  LEIDY HUB, INC.


                                  By:  /s/ Walter E. DeForest
                                     ------------------------------------------
                                       Walter E. DeForest
                                       President